                                                                    Exhibit 99.1


                          ENROLLMENT AUTHORIZATION FORM


                             PLEASE ENROLL MY ACCOUNT AS FOLLOWS:
                             ------------------------------------

                             Place an "X" in ONE box only, using a dark ink pen or a #2 pencil (/_/)

                             If you do not check any box, then FULL DIVIDEND REINVESTMENT WILL BE assumed.

                        /_/  FULL DIVIDEND REINVESTMENT
                             Reinvest all dividends for this account.

                        /_/  PARTIAL DIVIDEND REINVESTMENT
                             Reinvest any dividends that may become payable to me on __________________*shares of my stock and invest any voluntary cash payments I may choose to send.

                        /_/ VOLUNTARY CASH PAYMENTS ONLY (NO DIVIDEND REINVESTMENT)
                             All dividends will be paid in cash.

                             * CANNOT BE GREATER THAN THE TOTAL NUMBER OF SHARES CURRENTLY REGISTERED IN YOUR NAME AND HELD FOR YOU UNDER THE PLAN.

                             Under each of the options above, participants may make voluntary cash payments at any time.

Signature(s) of
Registered Owner(s)
                   -------------------------------------------------------------

--------------------------------------------------------------------------------

                                        AUTOMATIC DEDUCTIONS

                             To authorize deductions, complete BOTH SIDES of the next form below.

 (Please detach, BUT DO NOT FOLD OR STAPLE)
--------------------------------------------------------------------------------

                                                                 3. ACCOUNT TYPE
                                                                    /_/          /_/
                                                                 CHECKING   SAVINGS
1. /_/_/_/_/_/_/_/_/_/   2. /_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/_/  4. $ /_/_/_/_/_/.0/0/

B  /0/0/0/0/0/0/0/0/0/   B   /0/0/0/0/0/0/0/0/0/0/0/0/0/0/0/    W    /0/0/0/0/0/0/0/        5.
A  /1/1/1/1/1/1/1/1/1/   A   /1/1/1/1/1/1/1/1/1/1/1/1/1/1/1/    I    /1/1/1/1/1/1/1/       CYCLE
N  /2/2/2/2/2/2/2/2/2/   N   /2/2/2/2/2/2/2/2/2/2/2/2/2/2/2/    T    /2/2/2/2/2/2/2/        1ST
K  /3/3/3/3/3/3/3/3/3/   K   /3/3/3/3/3/3/3/3/3/3/3/3/3/3/3/    H    /3/3/3/3/3/3/3/        /_/
   /4/4/4/4/4/4/4/4/4/       /4/4/4/4/4/4/4/4/4/4/4/4/4/4/4/    D    /4/4/4/4/4/4/4/
R  /5/5/5/5/5/5/5/5/5/   A   /5/5/5/5/5/5/5/5/5/5/5/5/5/5/5/    R    /5/5/5/5/5/5/5/
O  /6/6/6/6/6/6/6/6/6/   C   /6/6/6/6/6/6/6/6/6/6/6/6/6/6/6/    A    /6/6/6/6/6/6/6/
U  /7/7/7/7/7/7/7/7/7/   C   /7/7/7/7/7/7/7/7/7/7/7/7/7/7/7/    W    /7/7/7/7/7/7/7/        2ND
T  /8/8/8/8/8/8/8/8/8/   O   /8/8/8/8/8/8/8/8/8/8/8/8/8/8/8/    A    /8/8/8/8/8/8/8/        /_/
I  /9/9/9/9/9/9/9/9/9/   U   /9/9/9/9/9/9/9/9/9/9/9/9/9/9/9/    L    /9/9/9/9/9/9/9/
N                        N
G                        T                                      A                         WITHDRAWAL
                                                                M                         AMOUNT
N                        N                                      O                         MUST BE
U                        U                                      U                         IN WHOLE
M                        M                                      N                         DOLLARS
B                        B                                      T                         ONLY,
E                        E                                                                DO NOT
R                        R                                                                INDICATE
                                                                                           CENTS

 AUTHORIZATION FORM      SEE REVERSE SIDE FOR IMPORTANT INFORMATION
        FOR              I (We) agree to the terms of the Automatic
AUTOMATIC DEDUCTIONS     Deduction Authorization on the reverse
                         side

                         6. _______________________________________
                            SIGNATURE(S)                 DATE

 (Please detach, but do not fold or staple)
--------------------------------------------------------------------------------


                 VOLUNTARY CASH PAYMENT FORM

                                                 To purchase additional shares,
                                                 please make your check or
                                                 money order payable in United
                                                 States dollars to "First
                                                 Chicago Trust".

                                                 (PLEASE NOTE YOUR ACCOUNT
                                                 NUMBER AND COMPANY CODE ON YOUR
                                                 PAYMENT.)
                                                 DO NOT SEND CASH.

                                                 Amount enclosed $____________

                                                 -------------------------------
                                                 MAIL YOUR PAYMENT TOGETHER
                                                 WITH THIS FORM IN THE POSTAGE
                                                 PRE-PAID ENVELOPE PROVIDED OR
                                                 TO THE ADDRESS SHOWN ON
                                                 THE REVERSE SIDE OF THIS FORM.
                                                 -------------------------------
                                                 (   )
                                                 -------------------------------
                                                     Daytime telephone number

Participation in the plan is subject to the terms as outlined in the plan description.
For information, participants may write to First Chicago Trust Company of New York, Investment Plans, P.O. Box 2598, Jersey City, NJ 07303-2598. If you prefer, you may call First Chicago Trust Company of New York at the telephone number listed in the enclosed plan description.
Voluntary cash payments should be mailed to First Chicago Trust Company of New York, Investment Plans, P.O. Box 13531, Newark, NJ 07188-0001.

USE THIS ILLUSTRATION AS A GUIDE TO HELP YOU COMPLETE THE AUTHORIZATION FORM FOR AUTOMATIC DEDUCTIONS BELOW



                          John Doe
                          123 Your Street                            ______ 19__ Withdrawal Amount
                          Anywhere,U.S.A.12345
                                                                                       /3/3/2/1/1/2/1/4/3/   $/_/_/_/2/5/.0/0/
                          Pay To The Order Of:    FIRST CHICAGO TRUST    $25.00     B                      W
  /0/2/1/0/0/1/0/1/3/                         ---------------------------           A                      I
B                         Your Bank Name      TWENTY FIVE AND 00/100-----Dollars    N                      T
A                         123 Main Street   -----------------------------           K                      H
N                         Anywhere, U 5 A 12345                                                            D
K                                                                                   A                      R
                          For___________________                                    C                      A
R                                                                                   C                      W
O .....................   1:021006 0131: ii'332112143                               O                      A
U      EXAMPLE                                                                      U                      L
T                                                                                   N
I           Bank Routing Number          Bank Account Number                        T
N                                                                                       EXAMPLE
G


                  AUTHORIZATION FORM FOR AUTOMATIC DEDUCTIONS

                   INSTRUCTIONS - PLEASE COMPLETE ALL 7 STEPS

Complete and return this form ONLY if you wish to authorize automatic deductions to purchase additional shares. There are 7 steps to complete on BOTH sides of this authorization form. Each one is important in setting this up for you. Please be sure to complete all 7 steps, using a dark ink pen or a #2 pencil. Let's start with the 6 items on the reverse side.

1. -- BANK ROUTING NUMBER: LOCATE your bank's 9 digit routing number in the lower left portion of your check or deposit slip as illustrated above. Write that number in the 9 boxes across the top of the grid and then shade in the corresponding box beneath each number.

2. -- BANK ACCOUNT NUMBER: Locate your bank account number and shade in the grid as you did in Step 1. Note that there may be more spaces than you need so be sure to start from the left side as the machine that reads this form will start reading the grid from the left side. Please do not put dashes or leave blank spaces between your numbers.

3. -- ACCOUNT TYPE: Are we debiting your checking or savings account? Check one.

4. -- WITHDRAWAL AMOUNT: Enter the amount to debit from your bank account in the boxes across the top of the grid. Now, shade in the grid as you did before. Express the withdrawal amount in whole DOLLARS ONLY, NO CENTS.

5. -- CYCLE: Refer to the enclosed plan description for the frequency of automatic deductions. If the plan permits deductions ONLY ONCE A MONTH, YOU NEED NOT COMPLETE THIS PORTION. If the plan permits deductions TWICE PER MONTH, YOU MUST INDICATE YOUR CHOICE OF DEDUCTION DATES, either the earlier date (1st cycle) or the later date (2nd cycle), or both.

6. -- SIGNATURE(S): Also, be sure to read the Automatic Deduction Authorization (below, at left) that authorizes us to perform this service for you.

7. -- BANK/FINANCIAL INSTITUTION INFORMATION: Now, fill in the bank name and address (below, at right) and you're all done.

--------------------------------------------------------------------------------

                      AUTOMATIC DEDUCTION AUTHORIZATION

I (We) hereby authorize First Chicago Trust Company of New York to make deductions of funds from the checking or savings account in the amount stated on the reverse of this form. These funds will be used to purchase shares to be held for my (our) account.

7.    BANK/FINANCIAL INSTITUTION INFORMATION

NAME
    -----------------------------------------------
ADDRESS
       --------------------------------------------

       --------------------------------------------

CITY                     STATE      ZIP CODE
    ---------------------     ------        -------


                       VOLUNTARY CASH PAYMENT INFORMATION

Voluntary cash payments should be mailed to First Chicago Trust Company of New York, Investment Plans, P.O. Box 13531, Newark, NJ 07188-0001. For information, participants may write to First Chicago Trust Company of New York, Investment Plans, P.O. Box 2598, Jersey City, NJ 07303-2598. If you prefer, you may call First Chicago Trust Company of New York at the telephone number listed in the enclosed plan description.